NEWS RELEASE	CONTACT:	Scott B. Flaherty
Executive Vice President & Chief Financial Officer
sflaherty@willislease.com
561.413.0112

Willis Lease Finance Corporation Announces Timing of
Third Quarter 2024 Earnings and Conference Call

COCONUT CREEK, FL — October 16, 2024 — Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC”) plans to announce its financial results for the third quarter 2024 before the opening of Nasdaq on Monday, November 4, 2024.

WLFC plans to hold a conference call with members of WLFC’s executive management team on Monday, November 4, 2024, at 10:00 a.m. Eastern Standard Time to discuss its third quarter 2024 results. Individuals wishing to participate in the conference call should dial: US and Canada (888) 632-5004, International +1 (646) 828-8082, wait for the conference operator and provide the operator with the Conference ID 512645. A digital replay will be available two hours after the completion of the conference call. To access the replay, please visit our website at www.wlfc.global under the Investors section for details.

A copy of the press release and an earnings supplement will be posted to the Investor Relations section of the Company’s website, www.wlfc.global prior to the call.

Willis Lease Finance Corporation

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services through Willis Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Additionally, through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

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